UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 25, 2011

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2011, the Company entered into two agreements with Robert M. Calderoni, the Company’s Chief Executive Officer (“CEO”), designed to secure his continued service as CEO on an extended basis and provide for an orderly transition to a successor CEO in the future. Mr. Calderoni has been the Company’s CEO since October 2001.

An employment agreement provides for his continued employment for five years commencing October 1, 2011 and contemplates that he will serve as CEO during the first half of that period and as Executive Chair during the second half of that period. A retention agreement provides for a retention payment if he remains employed with the Company for five years starting October 1, 2011. Both agreements are effective October 1, 2011.

Employment Agreement. The employment agreement provides, among other things, that:

•	Mr. Calderoni would serve as CEO from October 1, 2011 to March 31, 2014 and as Executive Chair of the Company’s Board of Directors from April 1, 2014 to September 30, 2016;

•	Mr. Calderoni must continue to devote his full business time to the Company as CEO and after that perform specified duties as Executive Chair;

•	Mr. Calderoni’s annual base and target cash incentive compensation during the five year period would remain unchanged at $675,000 each; and

•

The value at target achievement of Mr. Calderoni’s annual performance-based long-term equity compensation would increase from $4.0 million in fiscal 2011 to $4.5 million in fiscal years 2012 and 2013 and decrease to $4.0 million in fiscal year 2014 and to $2.0 million in fiscal years 2015 and 2016.

•	The severance and other benefits under his existing severance agreement with the Company, which remains in place, would not be triggered by his transitioning roles under the employment agreement.

Retention Agreement. The retention agreement provides, among other things, that Mr. Calderoni will receive a payment of $5.1 million at the end of the five-year employment term (or earlier in certain circumstances, such as death, permanent disability, involuntary termination (as defined in the Retention Agreement) and a change in control of the Company). The agreement also contains non-solicitation and non-competition agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment and Transition Agreement, dated as of October 25, 2011, by and between Robert M. Calderoni and Ariba,Inc.

10.2	Retention Benefit Agreement, dated as of October 25, 2011, by and between Robert M. Calderoni and Ariba, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 27, 2011	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment and Transition Agreement, dated as of October 25, 2011, by and between Robert M. Calderoni and Ariba, Inc.

10.2	Retention Benefit Agreement, dated as of October 25, 2011, by and between Robert M. Calderoni and Ariba, Inc.